EXHIBIT 17.1

                           [Letterhead of Ryan Gibson]


                                                                   June 1st 2006

Vocalscape Networks, Inc.
1847 W. Broadway, Suite 305
Vancouver, BC


Dear Ron McIntyre, President:

RE:  VOCALSCAPE NETWORKS INC. - RESIGNATION AS A DIRECTOR
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      I, Ryan Gibson, as evidenced by my signature affixed hereto, herein resign as Director of Vocalscape Networks Inc. effective as of the date of this letter. Would you please acknowledge this letter in the space provided below.


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                           Ryan Gibson

I, the undersigned, herein acknowledge receipt of this letter this 1st day of June, 2006.


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                           Director/legal counsel